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                                                                    EXHIBIT 99.8

COMMERCIAL FIXED RATE PROMISSORY NOTE

LENDER:

SunTrust Bank, Northeast Georgia NA
P. O. Box 1418 MC 330
Gainesville, GA  30503
(770) 535-9600

BORROWER:

K&L Partnership
366 Powder Springs Street
Marietta, GA  30064
Identification No.:  582475728

OFFICER IDENTIFICATION:  58246
INTEREST RATE:  8.000%
PRINCIPAL AMOUNT:  $187,600.00
FUNDING DATE:  7/19/99
MATURITY DATE:  8/19/99
CUSTOMER NUMBER:
LOAN NUMBER:
PURPOSE:  Investment

PROMISE TO PAY: For value received, Borrower promises to pay to the order of Lender the principal amount of One Hundred Eighty Seven Thousand Six Hundred and no/100 Dollars ($187,600.00) plus interest on the unpaid principal balance at the rate and in the manner described below, until all amounts owing under this Note are paid in full. All amounts received by Lender shall be applied first to late charges and expenses, accrued unpaid interest, then to unpaid principal, or in any other order as determined by Lender, in Lender's sole discretion, as permitted by law.

INTEREST RATE: Interest shall be computed on the basis of the actual number of days over 360 days per year. Interest on this Note shall be calculated and payable at the fixed rate of 8.00% per annum.

DEFAULT RATE: If there is an Event of Default under this Note, the Lender may, in its discretion, increase the interest rate on this Note to: 4% per annum above interest rate accruing at maturity or at acceleration or the maximum interest rate Lender is permitted to charge by law, whichever is less.

PAYMENT SCHEDULE: Borrower shall pay the principal and interest according to the following schedule: A single payment of the unpaid principal balance plus accrued interest is due and payable on August 19, 1999.
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PREPAYMENT: This Note may be prepaid in part or in full on or before its maturity date. If this Note contains more than one installment, any partial prepayment will not affect the due date or the amount of any subsequent installment, unless agreed to, in writing, by Borrower and Lender. If this Note is prepaid in full, there will be: [x] No minimum finance charge or prepayment penalty. [ ] A minimum finance charge of $__________. [ ] A prepayment penalty of:

LATE CHARGE: If a payment is received more than 15 days late, Borrower will be charged a late charge of: [ ] ______________ % of the unpaid portion of the payment; [x] $50.00 or 5.00% of the unpaid portion of the payment, whichever is [ ] greater [x] less.

COLLATERAL: To secure the payment and performance of obligations incurred under this Note, Borrower grants Lender a security interest in all of Borrower's right, title, and interest in all monies, instruments, savings, checking and other accounts of Borrower (excluding IRA, Keogh and other accounts subject to tax penalties if so assigned) that are now or in the future in Lender's custody or control. [ ] If checked, the obligations under this Note are also secured by the collateral described in any security instruments executed in connection with this Note, and any collateral described in any other security instruments securing this Note or all of Borrower's obligations to Lender.

RENEWAL: [ ] If checked, this Note is a renewal, but not a satisfaction, of Loan Number ____________.

THE PERSONS SIGNING BELOW ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND, AND AGREE TO THE PROVISIONS OF THIS NOTE, INCLUDING THE TERMS AND CONDITIONS ON THE REVERSE SIDE, AND FURTHER ACKNOWLEDGE RECEIPT OF AN EXACT COPY OF THIS NOTE.

Dated:  July 19, 1999
Borrower:  K & L Partnership

By:    //s//
   ------------------------------
C. Frank Moore
Trustee, H J R Trust


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TERMS AND CONDITIONS

1. EVENT OF DEFAULT. An Event of Default shall occur under this Note in the event that Borrower, any guarantor or any other third party pledging collateral to secure this Note:

         (a) fails to make any payment on this Note or any other indebtedness to Lender when due;
         (b) fails to perform any obligation or breaches any warranty or covenant to Lender contained in this Note, any security instrument, or any other present or future written agreement regarding this or any other indebtedness of Borrower to Lender;
         (c) provides or causes any false or misleading signature or representation to be provided to Lender;
         (d) sells, conveys, or transfers rights in any collateral securing this Note without the written approval of Lender, or destroys, loses or damages such collateral in any material respect or subjects such collateral to seizure, confiscation or condemnation;
         (e) has a garnishment, judgment, tax levy, attachment or lien entered or served against Borrower, any guarantor, any third party pledging collateral to secure this Note or any of their property;
         (f) dies, becomes legally incompetent, is dissolved or terminated, ceases to operate its business, becomes insolvent, makes an assignment for the benefit of creditors, fails to pay debts as they become due, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding;
         (g) fails to provide Lender evidence of satisfactory financial condition;
         (h) has a majority of its outstanding voting securities sold, conveyed, or transferred to any person or entity other than any person or entity that has the majority ownership as of the date of the execution of this agreement; or
         (i) if Lender deems itself insecure in good faith with respect to any of the obligations or indebtedness.

2. RIGHTS OF LENDER ON EVENT OF DEFAULT. If there is an Event of Default under this Note, Lender will be entitled to exercise one or more of the following remedies without notice or demand (except as required by law):

         (a) to declare the principal amount plus accrued interest under this Note and all other present and future obligations of Borrower immediately due and payable in full; such acceleration shall be automatic and immediate if the Event of Default is a filing under the Bankruptcy Code;
         (b) to collect the outstanding obligations of Borrower with or without resorting to judicial process;
         (c) to cease making advances under this Note or any other agreement between Borrower and Lender;
         (d)      to take possession of any collateral in any manner permitted by law;
         (e) to require Borrower to deliver and make available to Lender any collateral at a place reasonably convenient to Borrower and Lender;
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         (f)      to sell, lease or otherwise dispose of any collateral and
                  collect any deficiency balance with or without resorting to legal process;
         (g) to set-off Borrower's obligations against any amounts due to Borrower including, but not limited to, monies, instruments, and deposit accounts maintained with Lender; and
         (h) to exercise all other rights available to lender under any other written agreement or applicable law.

Lender's rights are cumulative and may be exercised together, separately, and in any order. Lender's remedies under this paragraph are in addition to those available under any other written agreement or applicable law.

3. DEMAND FEATURE: [ ] If checked, this Note contains a demand feature. Lender's right to demand payment, at any time, and from time to time, shall be in Lender's sole and absolute discretion, whether or not any default has occurred.

4. FINANCIAL INFORMATION. Borrower will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles and will deliver to Lender, within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual financial statements of Borrower relating to such fiscal year, such statements to include (i) the balance sheet of Borrower as at the end of such fiscal year and
         (ii) the related income statement, statement of retained earnings and statement of changes in the financial position of Borrower for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Lender. Borrower also agrees to deliver to Lender within fifteen (15) days after filing same, a copy of Borrower's income tax returns and also, from time to time, such other financial documentation with respect to Borrower as Lender may request.


5. MODIFICATION AND WAIVER. The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender. Lender may perform any of Borrower's obligations or delay or fail to exercise any of its rights without causing a waiver of those obligations or rights. A waiver on one occasion will not constitute a waiver on any other occasion. Borrower's obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any Borrower or guarantor or any of its rights against any Borrower, guarantor, or any collateral securing any of Borrower's obligations.

6. SEVERABILITY. If any provision of this Note violates the law or is unenforceable, the rest of this Note shall remain valid. Notwithstanding anything contained in this Note to the contrary, in no event shall interest accrue under this Note, before or after maturity, at a rate in excess of the highest rate permitted by applicable law, and if interest (including any charge or fee held to be interest by a court of competent jurisdiction) in excess thereof be paid, any excess shall constitute a payment of, and
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         be applied to, the principal balance hereof, and if the principal balance has been full paid, then such excess interest shall be repaid to Borrower.

7. ASSIGNMENT. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion. Borrower agrees that Lender is entitled to assign some or all of its rights and remedies described in this Note without notice to or the prior consent of Borrower.

8. NOTICE. Any notice or other communication to be provided to Borrower or Lender under this Note shall be in writing and mailed to the parties at the addresses described in this Note or such other address as the parties may designate in writing from time to time.

9. APPLICABLE LAW. This Note shall be governed by the laws of the state indicated in Lender's address. Unless applicable law provides otherwise, Borrower consents to the jurisdiction and venue of any court located in such state selected by Lender, in its discretion, in the event of any legal proceeding under this Note.

10. COLLECTION COSTS AND ATTORNEYS' FEES. To the extent permitted by law, Borrower agrees to pay all costs of collection, including attorneys' fees of 15 percent of the principal and interest owing on the indebtedness if the indebtedness is collected by law or through an attorney at law.

11. MISCELLANEOUS. This Note is being executed primarily for commercial, agricultural, or business purposes. Borrower will provide Lender with current financial statements and other financial information upon request. Borrower and Lender agree that time is of the essence. Borrower agrees to make all payments to Lender at any address designated by lender and in lawful United States currency. Borrower and any person who endorses this Note waives presentment, demand for payment, notice of dishonor and protest and further waives any right to require Lender to proceed against anyone else before proceeding against Borrower or said person. All references to Borrower in this Note shall include all of the parties singing this Note, and this Note shall be binding upon the heirs, personal representatives, successors and assigns of Borrower and Lender. If there is more than one Borrower their obligations under this Note shall be joint and several. This Note represents the complete and integrated understanding between Borrower and Lender regarding the terms hereof.

12. JURY TRIAL WAIVER. LENDER AND BORROWER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CIVIL ACTION ARISING OUT OF, OR BASED UPON, THIS NOTE OR THE COLLATERAL SECURING THIS NOTE.

13.      ADDITIONAL TERMS:


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PARTNERSHIP CERTIFICATE OF AUTHORITY (Borrowing)

LENDER:

SunTrust Bank, Northeast Georgia NA
P. O. Box 1418 MC 330
Gainesville, GA  30503
(770) 535-9600

We, the undersigned, hereby certify as follows: (1) that we are all the general partners of K & L Partnership (the "Partnership") (or are authorized to act on behalf of them) pursuant to that certain Partnership Agreement dated July 19, 1999 as the same may be amended from time to time, which Partnership has its principal place of business at 366 Powder Springs Street Marietta, GA 30064 (2) that we are jointly and severally liable (with each other and with the Partnership) for all indebtedness and obligations incurred in the name of the Partnership, whether such indebtedness and obligations are evidenced by a note or otherwise; and (3) that we are executing this Partnership Certificate of Authority (this "Authority") to provide authority to SunTrust Bank, Northeast Georgia NA (the "Bank") to enter into certain agreements with the Partnership in the manner set forth herein:

         1. On behalf of the Partnership we hereby authorize any 1 (number required) of the following individuals to borrow money, obtain credit and procure loans from Bank without limit as to the amount; to sell or discount any notes, bills or accounts, acceptances or any other instrument to Bank; to apply for and receive letters of credit from Bank, and from time to time to increase the amount extend the date of expiration, or amend the terms of any outstanding letters of credit; to assign, pledge, convey, transfer, mortgage or otherwise create a lien upon any real and/or personal property of this Partnership as security for the payment of any and all such obligations, loans or credits (and renewals, extensions or modifications of the same), and/or for the payment and performance of any and all other indebtedness, liabilities and obligations of this Partnership to aid Bank, whether in the usual course of business or otherwise; to enter into any other agreement with Bank in regard to commercial banking transactions; and in furtherance of and in connection with the foregoing, to make, execute and deliver in the name of and on behalf of this Partnership, such agreements, documents or instruments deemed reasonable or necessary. All actions heretofore taken by the individual or individuals named herein in obtaining letters of credit, loans or credits on behalf of this Partnership and in the exercise of the authority and powers herein granted are hereby ratified, adopted and confirmed, and Bank is hereby authorized and directed to pay proceeds of any such loans as directed by said individual(s), whether for payment or credit to the account of this Partnership with Bank or with another financial institution, or to such individuals or any third person, or otherwise.

     Name:  C. Frank Moore          Title:  Trustee, H J R Trust

         2. We expressly understand and agree that the Bank, when dealing with any of those persons herein authorized to act for the Partnership, shall be entitled to accept the

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representations of such authorized person or persons that the purpose of exercising the authority herein given is within the scope of the business of the Partnership, and said Bank shall be under no obligation to make any inquiries in order to verify or confirm any of said representations nor to see the application of Partnership funds for the purpose so represented; and, further, the Bank shall in no way be responsible for misapplication of Partnership funds or other property acquired, encumbered or disposed of by virtue of the authority herein given. To induce Bank to rely hereon, the undersigned agree individually and on behalf of the Partnership that notwithstanding any dissolution of the Partnership or modification or termination of the authority of any partner, whether by expiration of the Partnership Agreement, mutual consent, death, resignation, retirement, accession of one or more new partners, or otherwise, this Authority shall continue to be binding on each of the undersigned and his heirs and legal representatives and upon the Partnership and its successors and all new partners thereof, until Bank has received written notice signed by one of the undersigned or his legal representatives revoking this Authority.

         Witness the hands and seals of the undersigned individuals on this ___ day of ________, _________.

Name:  C. Frank Moore   Title:  Trustee, H J R Trust   Signature:  ____________